UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
THE VERMONT TEDDY BEAR CO., INC.

Elisabeth B. Robert, President, The Vermont Teddy Bear Co., Inc.
6655 Shelburne Road, Shelburne, VT 05482, (802) 985-1300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Spencer R. Knapp, Esquire, Dinse, Knapp & McAndrew, P.C., 209 Battery Street, Burlington, VT 05402

Approximate date of commencement of proposed sale to the public:
from time to time after this Registration Statement becomes effective

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [   ]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box. [   ]

	Calculation of Registration Fee

Title of each class   Amount to be	Proposed		Proposed   Amount
of securities to be   registered 	maximum offering	maximum    regis-
registered          			price per unit    agg.	     tration
									offering   fee    										price2

Common Stock,	   1,897,251	$4.07815	   $7,737,274.17 $2,150.96
par value $.05 	   shares
per share


PROSPECTUS, Subject to Completion, dated November 15, 1999

	THE VERMONT TEDDY BEAR CO., INC.

	1,897,251 shares of Common Stock

These shares of common stock are being offered and sold from time to time by certain of our current shareholders.

The selling shareholders may sell the shares from time to time at fixed prices, market prices, prices computed with formulas based on market prices, or at negotiated prices, and may engage a broker or dealer to sell the shares. For additional information on the selling shareholders' possible methods of sale, you should refer to the section of this prospectus entitled "Plan of Distribution" on page 6. We will not receive any proceeds from the sale of the shares, but will bear the costs relating to the registration of the shares.

Our common stock is traded on the Nasdaq market under the symbol "BEAR."
On November 11, 1999, the closing price for our common stock was $4.0313 per share.

	--------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the shares, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	--------------------------------------------

The date of this Prospectus is __________________.


	TABLE OF CONTENTS


Section										     Page
---------										     -----
Business of the Company 								3
Selling Shareholders									4
Plan of Distribution									6
Experts											8
Limitation of Liability and Indemnification					8
Information Incorporated by Reference						8
Available Information									9

You should rely only on information contained or incorporated by reference in this prospectus. See "Information Incorporated by Reference" on page 6. Neither the Company nor the selling shareholders have authorized any other person to provide you with information different from that contained in this prospectus.

The shares of common stock are not being offered in any jurisdiction where the offering is not permitted.

The information contained in this prospectus is correct only as of the date on the cover, regardless of the date this prospectus was delivered to you or the date on which you acquired any of the shares.


	BUSINESS OF THE COMPANY


Founded in 1981 and incorporated in 1984, The Vermont Teddy Bear Co., Inc. (the "Company"), with its principal offices located at 6655 Shelburne Road, Shelburne, Vermont, is a designer, manufacturer, and direct marketer of teddy bears and related products.

The Company's primary business segments are its Bear-Gram delivery business, its retail business and its wholesale business. The largest of the Company's business segments is the Bear-Gram gift delivery service comprising
84.0 percent of the Company's total business for the fiscal year ended June 30, 1999. The Company's retail store operations represented 11.2 percent of net revenues, and wholesale, corporate affinity, and licensing programs together were 4.8 of net revenues for the fiscal year ended June 30, 1999.

The Bear-Gram delivery service involves sending personalized teddy bears directly to recipients for special occasions such as birthdays, anniversaries, weddings, and new births, as well as holidays such as Valentine's Day, Christmas, and Mother's Day. Through this service the Company offers teddy bears in a variety of sizes and colors, as well as approximately 100 different teddy bear outfits to further customize the teddy bear. Every Bear-Gram gift includes a customized teddy bear made in its Shelburne, Vermont factory, which can be further personalized with embroidery on the outfit, a candy treat, and a personal message on a card all delivered in a colorful box with an "airhole". Orders for the Bear-Gram delivery service are generally placed by calling a toll-free telephone number (1-800-829-BEAR) and speaking with Company sales representatives, called Bear Counselors. An increasing number of orders, however, are being placed by customers online at the Company's website with twenty-five percent of total orders in the Bear-Gram gift delivery service segment placed on line during the month of June 1999, versus ten percent in June 1998. Orders placed by 4:00 p.m. can be shipped the same day; packages are delivered primarily via Federal Express and other carriers by next-day air, two-day air or United States Postal Service Priority Mail.

The Company's Bear-Gram segment sales are heavily seasonal, with Valentine's Day, Christmas, and Mother's Day as the Company's largest sales seasons.

The retail operations business segment was second only to the Bear-Gram delivery service segment in its contribution to the Company's total sales in the fiscal year ended June 30, 1999, at 11.2 percent of net revenues. During 1997 and 1998, the Company had placed a greater emphasis on retail operations operating Company-owned retail stores in North Conway, New Hampshire, Freeport, Maine and on Madison Avenue in New York City, in addition to its factory store in Shelburne, Vermont. The contribution of all retail operations was 18% of net revenues for the fiscal year ended June 30, 1998.


Due to continued unprofitability in the satellite stores, the Company began to reverse its retail expansion strategy during its fiscal year ended June 30, 1998, closing its New York City store on December 7, 1997. The remaining satellite stores were closed during the fiscal year ended June 30, 1999. The Freeport, Maine store was closed in August 1998 and the North Conway, New Hampshire store was closed in October 1998. The Company's very successful factory retail store is the only retail location which remains in operation.
The Company actively promotes family tours of its teddy bear factory and store at the factory location in Shelburne, located ten miles south of Burlington, Vermont. The factory drew over 103,000 visitors in the twelve-month period ended June 30, 1999, and has drawn more than 493,000 visitors since moving to its new location in July 1995. In an effort to make a visit to the factory more entertaining and draw additional traffic, the Company has implemented the Make A-Friend-For-Life bear assembly area, where visitors can participate in the creation of their own teddy bear.

During its fiscal year 1998, the Company began pro-actively developing opportunities in the corporate affinity market and certain wholesale markets as a business segment. The Wholesale/Corporate business segment accounted for 4.8% of net revenues for fiscal year ended June 30, 1999, and is the fastest growing segment of the Company's business. While numerous corporate affinity programs involve the Company's Vermont Teddy Bear brand bear, manufactured at the Shelburne, Vermont factory, the largest orders involve teddy bear products which were designed by the Company and manufactured off shore. The Company also sells wholesale its Make-A Friend for Life teddy bears designed and imported by the Company to Zany Brainy, Inc., an educational toy store chain based in King of Prussia, Pennsylvania. Zany Brainy's retail customers participate in the making of their own teddy bear in the Make-A-Friend-for-Life kiosks in select Zany Brainy locations.


	SELLING SHAREHOLDERS


Based upon information supplied to the Company by each selling Shareholder, the following table sets forth certain information as of October 22, 1999, regarding the beneficial ownership of the common stock held by each selling shareholder. Fractional shares have been rounded down to the nearest whole share.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable.

Selling Shareholder	Shares Owned   Shares Being	Ownership After Offering
                        Prior to 	   Offered	      If All Shares
				Offering				Hereby Are Sold
	   			   Percent
                  Number   (%)			      Shares	 Percent (%)
(i)3:
J. Bacon		70,840   1.121	    22,670		  48,170	.762
E. Cronin		28,029    .443	    28,029		   -0-	-0-
J. Crowl		37,669    .596	    22,670		  14,999	.237
Split Rock
   Fund LLC	      22,670    .359	    22,670	   	   -0-	-0-
D. Granquist	50,949    .806	    26,950		  23,999	.380
S. Hunt		34,669    .548	    22,670		  11,999	.190
W. King		32,669    .517	    22,670		   9,999	.158
C. Kireker		23,618    .374	    17,619		   5,999	.095
Kireker Trust	63,723   1.008	    36,724		  26,999	.427
C. K. Smith		45,341    .717	    45,341		   -0-	-0-
L. Orton	     326,712   5.168       226,712  	 100,000    1.582
D. Boardman		22,670    .359	    22,670	         -0-	-0-
A. Horowitch	 2,318    .037	     2,318	         -0-	-0-

(ii):
Green Mountain
Capital, L.P.4   100,000   1.582       100,000	         -0-	-0-

(iii):
URSA(VT)QRS
12-30, Inc.5     193,111   3.055       193,111 	         -0-	-0-

(iv):6
Candlish Trust
  (4/3/91)	      54,221    .858	    54,221		   -0-	-0-
E. Kozlowski	72,295   1.144	    72,295 	  	   -0-	-0-



Selling Shareholder	Shares Owned   Shares Being	Ownership After Offering
                        Prior to 	   Offered		If All Shares Offered
				Offering				Hereby Are Sold

                             Percent
                   Number     (%)	   			Shares	Percent (%)
S.Z. Lee		27,111	.429	   27,111 	  	-0-		-0-
Schiff Lee Trust	27,111	.429	   27,111 	  	-0- 		-0-
C. Robins,
  Custodian		27,111	.429	   27,111 	  	-0-		-0-
D. Lucas	     135,554     2.144    135,554 	  	-0-		-0-
S.D. McCullough	18,073	.286	   18,073 	    	-0-		-0-
R. Perkins	      36,147	.572	   36,147 	  	-0-		-0-
R. Rossetti		72,295     1.144	   72,295 	  	-0-		-0-
S. Schoen 		45,184	.715	   45,184 	  	-0-		-0-
C. Smith		36,147	.572	   36,147 	  	-0-		-0-
S. Oberg		 5,422	.086	    5,422 	    	-0- 		-0-
J.S. Surface	 5,422	.086	    5,422 	    	-0- 		-0-
S. Marsh		10,844	.172	   10,844 	    	-0-		-0-
D. Jones
  I/JL Cust.	45,184	.715	   45,184		-0- 		-0-
M.G. Thompson    100,607	.801	   50,607 	     50,000 	.791
W. Watts	      54,221	.858	   54,221 	  	-0-		-0-
Shepherd Venture
  Fund	     225,383     3.565    225,383 		-0- 		-0-
Shepherd Group
  LLC		       2,276	.036	    2,276 	    	-0- 		-0-
T.R. Shepherd    112,131     1.774    112,131 	  	-0- 		-0-
T.N. Shepherd     21,688	.343	   21,688 	    	-0-		-0-


None of the selling shareholders has held any positions or office or had any other material relationship with the Company or any of its affiliates within the past three years, except J. Bacon, T.R. Shepherd and T.N. Shepherd, who are currently serving on the Board of Directors.

In recognition of the fact that the selling shareholders may wish to be legally permitted to sell their shares when they deem appropriate, the Company agreed with the selling shareholders to file with the SEC, under the Securities Act, a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the shares.


	PLAN OF DISTRIBUTION

The shares offered by this prospectus may be sold from time to time by the selling shareholders or by their pledgees, donees, transferees or other successors in interest. Sales may be made on one or more exchanges or in the over-the-counter market, in privately negotiated transactions, through the writing of options on the shares, or otherwise at market prices then prevailing or at prices related to the then-current market price, at fixed prices that may be changed, or at negotiated prices. Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under such Rule rather pursuant to this prospectus.

The shares may be sold to or through brokers or dealers, who may act as agent or principal, or in direct transactions between the selling shareholders and purchasers. In addition, the selling shareholders may, from time to time, sell short the common stock, and in such instances this prospectus may be delivered in connection with such short sale and the shares offered hereby may be used to cover the short sale.

Transactions involving brokers or dealers may include (a) ordinary brokerage transactions, (b) transactions in which the broker or dealer solicits purchasers, (c) block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, and (d) purchases by a broker or dealer as a principal and resale by such broker or dealer for its account. In effecting sales, brokers and dealers engaged by the selling shareholders or from the purchasers of the shares may arrange for other brokers or dealers to participate. Participating brokers or dealers may receive discounts, concessions or commissions from the selling shareholders, the purchasers of the shares for whom such broker or dealer may act as agent or to whom they may sell as principal. Any such compensation payable to a broker or dealer may exceed customary commissions. The selling shareholders and such brokers and dealers who act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with distributions of the common stock, the selling shareholders may enter into hedging transactions with brokers or dealers and the brokers or dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders also may enter into option or other transactions with brokers or dealers that involve the delivery of the common stock to the brokers or dealers, who may then recall or otherwise transfer such common stock. The selling shareholders also may loan or pledge the common stock to a broker or dealer and the broker or dealer may sell the common stock so loaned or upon default may sell or otherwise transfer the pledged common stock.

The Company is bearing all costs relating to the registration of the shares. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the selling shareholders, the purchasers of the shares, or both. The Company will receive none of the proceeds from the sale of the shares by the selling shareholders. The Company and the selling shareholders each have agreed to indemnify the other against certain liabilities, including liabilities arising under the Securities Act, that relate to statements or omissions in the registration statement of which this prospectus forms a part.



	EXPERTS

The balance sheets of The Vermont Teddy Bear Co., Inc. as of June 30, 1998, and June 30, 1999, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1999, incorporated by reference into this prospectus, have been audited by Arthur Andersen LLP, independent auditors, as stated in their reports with respect thereto. Such financial statements have been so incorporated in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.



	LIMITATION OF LIABILITY AND INDEMNIFICATION

The Company's Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by the New York Business Corporation Act, the Company's directors will not be liable for monetary damages to the Company or its shareholders, excluding, however, liability for acts or omissions involving intentional misconduct or knowing violations of law, illegal distributions or transactions from which the director receives benefits to which the director is not legally entitled. The Company's Amended and Restated Bylaws provide that the Company will indemnify its directors and, by action of the Board of Directors, may indemnify its officers, employees and other agents of the Company to the fullest extent permitted by applicable law, except for any legal proceeding that is initiated by such directors, officers, employees or agents without authorization of the Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


	INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders have sold all the shares.

The following documents filed with the SEC are incorporated by reference in this prospectus:


1. Our Annual Report on Form 10-KSB for the year ended June 30, 1999, and Quarterly Report for the period ended September 30, 1999;

2. The description of our common stock set forth in our Registration Statement on Form SB-2 (Registration No. 33-69898), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our Registration
Statement on Form 8-A.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. You should direct any requests for documents to Investor Relations, The Vermont Teddy Bear Co., Inc., 6655 Shelburne Road, Shelburne, VT 05482, telephone (802) 985-3001.

The information relating to the Company contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents.



	AVAILABLE INFORMATION

This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with SEC rules.

We file annual, quarterly and special reports and other information with the SEC. You may read and copy the Registration Statement and any other document that we file at the SEC's public reference rooms located at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60662. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov or through our web site at http://www.vtbear.com.

Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance you should refer to the copy of such contract or other document filed as an exhibit to the Registration Statement.

	PART II

	INFORMATION NOT REQUIRED IN THE PROSPECTUS


	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

All expenses in connection with the issuance and distribution of the securities being registered will be paid by the Company. The following is an itemized statement of these expenses (all amounts are estimated except for the SEC and Nasdaq listing fees):

SEC Registration fee	$  2,150.96

Nasdaq listing fee	$      0.00

Legal fees	             $10,000.00

Accountant's fees	      $  2,000.00

Printing fees	     $     500.00

Miscellaneous	     $     500.00

Total	$15,150.96



	INDEMNIFICATION OF OFFICERS AND DIRECTORS

Article VI of the Company's Amended and Restated Articles of Incorporation and Article XI of the Company's Amended and Restated Bylaws permit indemnification of directors, officers, employees and agents of the Company to the fullest extent permitted by the New York Business Corporation Law (the "Act"). Sections 721 through 726 of the Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act.



	EXHIBITS

3.1	Amended and Restated Articles of Incorporation of the Company7

3.2	Amended and Restated Bylaws of the Company8

4.1	Form of Warrant, dated July 10, 1997 issued to URSA(VT)QRS 12-30,
      Inc.9

4.2	Form of Warrant, dated November 3, 1998, issued to URSA(VT)QRS 12-
      30, Inc.10

4.3	Form of Warrant, dated November 3, 1998, issued to holders of Series
      C Convertible Redeemable Preferred Stock11

5	Opinion on Legality

23	Consent of Arthur Andersen, LLP

24	Power of Attorney (included on signature page hereof)



	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
      Statement.

(i)	To include any prospectus required by Section 10(a)(3)
      of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising
      after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the
      plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



	SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Shelburne, State of Vermont, on November 11, 1999.

THE VERMONT TEDDY BEAR CO., INC.


By: 	/s/ Elisabeth B. Robert
Elisabeth B. Robert, President


KNOW ALL BY THESE PRESENTS that each person whose signature appears below hereby authorizes and appoints Elisabeth B. Robert as his/her true and lawful attorney-in-fact and agent to act in his/her name, place and stead and to execute in the name and on behalf of each file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 10th day of November, 1999:



______________________________
Jason Bacon, Director


/s/ Fred Marks
Fred Marks, Director and Chairman of the
Board


______________________________
Barbara Johnson, Director


/s/ Spencer C. Putnam
Spencer C. Putnam, Director


/s/ Elisabeth B. Robert
Elisabeth B. Robert, Director, President,
Treasurer, Chief Executive Officer and
Chief Financial Officer


/s/ Thomas Shepherd
Thomas Shepherd, Director


/s/ Nathaneal Shepherd
T. Nathaneal Shepherd, Director


/s/ Robert H. Hamilton
Robert H. Hamilton, Director


Dinse, Knapp & McAndrew, P.C.
ATTORNEYS AT LAW
November 11, 1999

Board of Directors
The Vermont Teddy Bear Co., Inc.
Shelburne, VT 05482

Ladies and Gentlemen:

We have acted as counsel to the Vermont Teddy Bear Co. (the "Company") in connection with the registration under the Securities Act of 1933 as amended of 1,897,251 shares of the Company's common stock (the "Shares") by the registration statement, dated November 11, 1999, on Form S-3 (the "Registration Statement"). As counsel, we are familiar with the corporate proceedings relative to the incorporation of the Company and the registration and issuance of the Shares. Based upon the foregoing and having due regard for legal considerations as we deemed relevant, we are of the opinion that:

1. The Company is a corporation duly incorporated and validly existing under the laws of the State of New York , with full corporate power to issue the Shares, the warrants referred to in the registration statement (the "Warrants"), and the shares of Series C Convertible Redeemable Preferred Stock referred to in the Registration Statement (the "Series C Preferred Stock").

2. The Shares which are presently issued and outstanding have been duly authorized by appropriate corporate action and are validly issued, fully paid and non-assessable.

3. The Shares issuable upon exercise of the Warrants and upon conversion of the Series C Preferred Stock have been duly authorized and reserved for such purpose by appropriate corporate action. Upon issuance of Shares following due exercise of Warrants or conversion of Series C Preferred Stock, all such shares will be validly issued, fully paid and non-assessable.

Very truly yours,

DINSE, KNAPP & McANDREW, P.C.
/s/ Dinse, Knapp & McAndrew, P.C.



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of The Vermont Teddy Bear Co., Inc. of our report dated August 20, 1999, relating to the balance sheet of The Vermont Teddy Bear Co., Inc. as of June 30, 1999, and the related statements of operations, stockholders' equity, and cash flows for the year ended, which report appears in the June 30, 1999 annual report on Form 10-KSB of The Vermont Teddy Bear Co., Inc. It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 1999.



ARTHUR ANDERSEN LLP
/s/ Arthur Andersen LLP
Boston, Massachusetts
November 10, 1999





 Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such indeterminate number of additional shares of Common Stock as may be issuable upon exercise of the Common Stock purchase warrants described herein pursuant to the provisions thereof regarding adjustment for stock dividends, stock splits or similar events.

 Of the shares being registered hereby, 588,562 shares are issuable upon conversion of Series C Preferred Stock at a conversion price of $1.05 per share, and 688,967 shares are issuable upon the exercise of outstanding common stock purchase warrants at an exercise prices ranging from $1.05 to $1.31 (as of June 30, 1999).

3 The following persons own shares acquired upon conversion of the Company's Series B Convertible Preferred Stock on February 3, 1999, and upon exercise of warrants in July, 1999, issued in connection with the Series B Preferred Stock. The shares purchased upon exercise of the warrants are offered hereby.

4 Green Mountain Capital, L.P. acquired 100,000 shares on November 5, 1999.

5 USRA (VT) QRS 12-30, Inc. holds two warrants to purchase 150,611 shares and 42,500 shares, respectively, which have not expired as of the date of this Prospectus.

6 The following persons are holders of the Company's Series C Convertible Preferred Stock (the "Series C Preferred Stock") and related warrants. Shares offered hereby include 588,562 shares issuable upon conversion of Series C Preferred Stock and 495,856 shares issuable upon exercise of the related warrants.

7 Incorporated by reference to Exhibits 3.5 of the Company's Forms 10-KSB and 10-QSB for the year ended June 30, 1999, and period ended September 30, 1999, commission file number 1-12580, filed with the Commission on September 28, 1999, and November 15, 1999, respectively.

8 Incorporated by reference to Exhibits 3.6 of the Company's Forms 10-KSB and 10-QSB for the uear ended June 30, 1999, and period ended September 30, 1999, commission file number 1-12580, filed with the Commission on September 28, 1999, and November 15, 1999, respectively.

9 Incorporated by reference to Exhibits 4.7 of the Company's Forms 10-KSB and 10-QSB for the year ended June 30, 1999, and period ended September 30, 1999, commission file number 1-12580, filed with the Commission on September 28, 1999, and November 15, 1999, respectively.

10 Incorporated by reference to Exhibits 4.12 of the Company's Forms 10-KSB and 10-QSB for the year ended June 30, 1999, and period ended September 30, 1999, commission file number 1-12580, filed with the Commission on September 28, 1999, and November 15, 1999, respectively.

11 Incorporated by reference to Exhibits 4.11of the Company's Forms 10-KSB and 10-QSB for the year ended June 30, 1999, and period ended September 30, 1999, commission file number 1-12580, filed with the Commission on September 28, 1999, and November 15, 1999, respectively.